UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2011

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4365 Executive Drive, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01                     Other Events.

On May 25, 2011, La Jolla Pharmaceutical Company (the “Company”) received the final report from Charles River Laboratories, the Company’s clinical research organization (the “CRO”), regarding the confirmatory preclinical study of the Company’s LJP1485 compound being studied for tissue regeneration (the “Preclinical Study”). Consistent with the preliminary results reported on the Company’s Current Report on Form 8-K filed on May 23, 2011 (the “Prior 8-K”), the CRO concluded that the predetermined study endpoints, as described in the Prior 8-K, had not been met.

Based on the timing of the final study report, the Company’s existing holders of Series C-11 Convertible Preferred Stock (the “Preferred Stockholders”) will have until June 2, 2011 to exercise their cash warrants (the “Cash Warrants”), as described in the Prior 8-K. If the Cash Warrants are not fully exercised by this date, then GliaMed, Inc. will have the right to reacquire the 1485 compound and all related assets in consideration for paying the Company a nominal cash sum. The Preferred Stockholders have no obligation to exercise the Cash Warrants given that the Preclinical Study was not successful.

Investors are urged to read the Prior 8-K for additional information regarding the Preclinical Study and the potential impact on the Company of the failure to achieve the study endpoints.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

May 26, 2011	By:	/s/ Ddeirdre Y. Gillespie, M.D.

Name: Ddeirdre Y. Gillespie, M.D.
Title: Chief Executive Officer